SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): February 10, 2022

Bausch Health Companies Inc.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	001-14956	98-0448205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

(Address of Principal Executive Offices)(Zip Code)

514-744-6792

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BHC	New York Stock Exchange, Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Senior Secured Notes Offering

On February 10, 2022, Bausch Health Companies Inc. (the “Company”) completed its previously announced offering of $1,000,000,000 aggregate principal amount of its 6.125% Senior Notes due 2027 (the “Notes”).

The Notes were offered in the United States and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The net proceeds of the Notes offering, along with the proceeds from new term B loans expected to be borrowed in connection with the Company’s previously announced refinancing of its existing credit agreement (the “Credit Agreement” and such refinancing, the “Credit Agreement Refinancing”), the initial public offering (“IPO”) of Bausch + Lomb Corporation (“Bausch + Lomb” and such offering, the “Bausch + Lomb IPO”) and the repayment of an intercompany note owed to the Company by Bausch + Lomb (which repayment is expected to be funded by a related debt financing by Bausch + Lomb, are expected to be used to fund the Company’s previously announced conditional redemption in full of its outstanding 6.125% Senior Notes due 2025 (the “6.125% Notes due 2025”), refinance all of the existing term B loans, fund the Company’s previously announced conditional partial redemption of its outstanding 9.000% Senior Notes due 2025 (the “9.000% Notes due 2025” and, collectively with the 6.125% Senior Notes due 2025, the “Existing Notes”) and to pay related fees, premiums and expenses.

The Notes Indenture

The Notes were issued pursuant to the indenture, dated as of February 10, 2022 (the “Indenture”), among the Company, the guarantors named therein, The Bank of New York Mellon, as trustee and the notes collateral agents party thereto.

Interest and Maturity

Pursuant to the Indenture, the Notes will mature on February 1, 2027. Interest on the Notes will be payable semi-annually in arrears on each February 1 and August 1, beginning on August 1, 2022.

Guarantees

The Notes will initially be jointly and severally guaranteed on a senior secured basis by each of the Company’s subsidiaries that is a guarantor under the Credit Agreement, the Company’s existing senior secured notes (the “Existing Senior Secured Notes”) and the Company’s existing senior unsecured notes (the “Existing Senior Unsecured Notes” and, such guarantors, the “Note Guarantors”). The Notes and the guarantees related thereto will be senior obligations and will be secured, subject to permitted liens and certain other exceptions, by the same first priority liens that secure the obligations of the Company and the Notes Guarantors under the Credit Agreement and the Existing Senior Secured Notes. Effective on the closing date of the Bausch + Lomb IPO, we expect that Bausch + Lomb and its subsidiaries will cease to be guarantors under the Credit Agreement and, as a result, will cease to guarantee the Notes.

Ranking

The Notes and the guarantees related thereto will be:

•	general secured obligations, secured by a first-priority lien (subject to permitted liens and certain other exceptions) on the collateral;

•	pari passu in right of payment with all existing and future unsubordinated indebtedness of the Company and the Note Guarantors;

•	effectively pari passu with all existing and future indebtedness secured by a first-priority lien on the collateral (including the credit facilities and the Existing Secured Notes);

•

effectively senior to all existing and future indebtedness that is unsecured (including the Existing Senior Notes and the guarantees thereof) or that is secured by junior liens, in each case to the extent of the value of the collateral; and

•

structurally subordinated to (x) all existing and future indebtedness and other liabilities of any of the Company’s subsidiaries that do not guarantee the notes to the extent of the value of such subsidiaries’ assets and (y) any of the Company’s debt that is secured by assets that are not collateral to the extent of the value of such assets.

Optional Redemption

The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after February 1, 2024, at the redemption prices as set forth in the Indenture.

In addition, the Company may redeem some or all of the Notes prior to February 1, 2024 at a price equal to 100% of the principal amount thereof plus a “make-whole” premium. Prior to February 1, 2024, the Company may redeem up to 40% of the aggregate principal amount of the Notes using the net cash proceeds of certain equity offerings at the redemption price set forth in the Indenture.

Upon the occurrence of a change of control (as defined in the Indenture), unless the Company has exercised its right to redeem all of the Notes, as described above, holders of the Notes may require the Company to repurchase such holder’s Notes, in whole or in part, at a purchase price equal to 101% of the principal amount of such Notes plus accrued and unpaid interest to, but excluding, the purchase date applicable to such Notes.

Special Mandatory Redemption

The Notes will be subject to special mandatory redemption in the event (i) the Bausch + Lomb IPO has not occurred on or prior to August 15, 2022, or (ii) if, prior to such date, the Company notifies the trustee in writing that it will not pursue the Bausch + Lomb IPO. The special mandatory redemption price will be equal to 100% of the issue price of the Notes, plus accrued and unpaid interest, if any, from February 10, 2022 up to, but excluding, the date of such special mandatory redemption.

Certain Covenants

The Indenture contains covenants that limit the ability of the Company and any of its restricted subsidiaries (as such term is defined in the Indenture), to, among other things:

•	incur or guarantee additional indebtedness;

•	make certain investments and other restricted payments;

•	create liens;

•	enter into transactions with affiliates;

•	engage in mergers, consolidations or amalgamations; and

•	transfer and sell assets.

Bausch + Lomb and its subsidiaries will initially remain restricted subsidiaries subject to such restrictive covenants as of pricing of the Bausch + Lomb IPO. The Company expects to designate Bausch + Lomb and its subsidiaries (and any intermediate parent entity) as “unrestricted” subsidiaries upon the satisfaction of the conditions to such designation, including achieving a pro forma total net leverage ratio under the Credit Agreement of 7.6x and satisfying the restricted payments covenant in each of the indentures governing the Existing Senior Secured Notes and the Existing Senior Unsecured Notes, as well as under the indenture that governs the Notes. Such designation could take place at any time after the Bausch + Lomb IPO (including as soon as the closing of the Bausch + Lomb IPO).

Events of Default

The Indenture also provides for customary events of default.

The foregoing summary of the Indenture is not complete and is qualified in its entirety by reference to the full and complete text of the Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

As previously announced on January 18, 2022, the Company issued conditional notices of redemption with respect to the Existing Notes. The conditions are not expected to be satisfied or waived prior to February 17, 2022 (the “Original Redemption Date”). Accordingly, on February 10, 2022, the Company intends to issue notices to holders of the Existing Notes of its election to delay the redemption date of the Existing Notes from Original Redemption Date until March 15, 2022 (the “New Redemption Date”). The redemption of the Existing Notes remains subject to the previously announced conditions. The Company continues to monitor market conditions and the New Redemption Date may be further delayed until such time as the Bausch + Lomb IPO and Credit Agreement Refinancing are consummated, at which time the Company expects the previously announced conditions to the redemptions of the Existing Notes will be satisfied or waived. However, there is no guarantee that such redemptions will occur and either or both of the notices of conditional redemption may be rescinded in the event that the applicable condition shall not have been satisfied or waived by the New Redemption Date, or by the New Redemption Date as so delayed.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of February 10, 2022, by and among Bausch Health Companies Inc., the guarantors party thereto, The Bank of New York Mellon, as trustee and the notes collateral agents party thereto.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH HEALTH COMPANIES INC.

By:	/s/ Sam Eldessouky
Name: Sam Eldessouky
Title: Executive Vice President, Chief Financial Officer

Date: February 10, 2022